Exhibit 99.1

1999 Bryan Street, Suite 3500
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	November 18, 2025

Jacobs Appoints Global Technology Leader Diane Bryant to Board of Directors

DALLAS – Jacobs (NYSE:J) today announced the appointment of Diane Bryant to its Board of Directors, effective immediately. Bryant is a distinguished technology executive with more than three decades of leadership experience spanning the global semiconductor industry, cloud computing services, artificial intelligence applications and technology-based healthcare solutions,
Bryant is widely recognized as a transformative leader in technology and innovation. She has held senior executive positions at some of the world’s most influential technology companies, driving strategic growth, advancing digital transformation, and leading large-scale business operations. Her extensive experience includes leadership roles at Intel Corporation, Alphabet and Novasignal Corporation, bringing deep expertise in advanced computing technologies and their application across multiple industries.
Jacobs Chair and CEO Bob Pragada said: “Diane’s appointment reflects Jacobs’ commitment to advancing innovation, digital transformation and technology-enabled solutions that address our clients’ most complex challenges. Her insights and experience across the technology ecosystem - from semiconductors to cloud and AI infrastructure - will be invaluable as Jacobs continues to grow as a leading, technology-forward solutions provider.”
Diane Bryant said: “I’m honored to join Jacobs’ Board of Directors at such an exciting time in the company’s evolution. Jacobs’ focus on integrating data, technology and deep domain expertise to create smarter, more sustainable solutions for its global clients aligns with my passion for leveraging technology to drive meaningful human and societal impact.”
Bryant’s appointment reinforces Jacobs’ strategic focus on innovation, digital transformation and technology integration across its key market sectors - including critical infrastructure, energy transition, advanced manufacturing, and life sciences.
At Jacobs, we're challenging today to reinvent tomorrow – delivering outcomes and solutions for the world’s most complex challenges. With approximately $12 billion in annual revenue and a team of almost 45,000, we provide end-to-end services in advanced manufacturing, cities & places, energy, environmental, life sciences, transportation and water. From advisory and consulting, feasibility, planning, design, program and lifecycle management, we’re creating a more connected and sustainable world. See how at jacobs.com and connect with us on  LinkedIn, Instagram, X and Facebook.

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Certain statements contained in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as "expects," "anticipates," "believes," "seeks," "estimates," "plans," "intends," "future," "will," "would," "could," "can," "may," and similar words are intended to identify forward-looking statements. We base these forward-looking statements on management's current estimates and expectations, as well as currently available competitive, financial and economic data. Forward-looking statements, however, are inherently uncertain. There are a variety of factors that could cause business results to differ materially from our forward-looking statements including, but not limited to, uncertainties as to, the timing of the award of projects and funding and potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act and other legislation and executive orders related to governmental spending, including any directive to federal agencies to reduce federal spending or the size of the federal workforce, and changes in U.S. or foreign tax laws, including the tax legislation enacted in the U.S. in July 2025, statutes, rules, regulations or ordinances, including the impact of, and changes to tariffs and retaliatory tariffs or trade policies, that may adversely impact our future financial positions or results of operations, as well as general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates and foreign currency exchange rates, changes in capital markets, the possibility of a recession or economic downturn, and increased uncertainty and risks, including policy risks and potential civil unrest, relating to the outcome of elections across our key markets and elevated geopolitical tension and conflicts, among others. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements, see our filings with the U.S. Securities and Exchange Commission. The company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
For additional information contact:

For press/media inquiries:
Louise White
media@jacobs.com
+1 469-724-0810